UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On May 26, 2026, Editas Medicine, Inc. (the “Company”) notified TD Securities (USA) LLC (“TD Cowen”) that it was suspending and terminating the prospectus supplement, dated March 21, 2025, related to the sales agreement that the Company entered into with TD Cowen on May 14, 2021, as amended on February 28, 2024 and on March 5, 2025 (as amended, the “Sales Agreement”), and pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share (the “Common Stock”), from time to time through TD Cowen, as agent, under an “at-the-market” offering program. The Company will not make any sales of its Common Stock pursuant to the Sales Agreement unless and until a new prospectus or prospectus supplement is filed and, if applicable, a new registration covering such shares of Common Stock is declared effective by the Securities and Exchange Commission. The Sales Agreement remains in full force and effect. As of May 26, 2026, the Company had issued and sold an aggregate of 14,327,365 shares of its Common Stock under its “at-the-market” offering program with TD Cowen for aggregate gross sale proceeds of $43.9 million, before deducting sales commissions and offering expenses.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (333- 277471), filed with the Securities and Exchange Commission on March 5, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: May 26, 2026	By:	/s/ Amy Parison
Amy Parison
Chief Financial Officer